UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2012

ActiveCare, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53570 (Commission File Number)	87-0578125 (IRS Employer Identification No.)

5059 West 2100 South, Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 974-9474

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 8, 2012, ActiveCare, Inc., a Delaware corporation (the “Company”), entered into and closed “Letter Agreement” (“Agreement”) with Randall K. Gardner (“Gardner”), Darrell Meador (“Meador”) and Kenith Lewis (“Lewis”), owners of 4G Biometrics, LLC, a Texas limited liability company (“4G”).  Pursuant to the Agreement, the Company acquired from Gardner, Meador and Lewis 100 percent of the member interests of 4G in exchange for shares of the Company’s common stock; 4G will be operated as a wholly owned subsidiary of the Company.  The Company will issue shares of its common stock to the sellers in proportion with their ownership of the member interests acquired by the Company, no later than April 7, 2012 based on a valuation of 4G equal to 6.6 times 4G’s sales for the six months ending September 30, 2012 as follows:

•	1,000,000 shares on or before April 7, 2012

•	In November 2012, additional shares of common stock based on the following formula:

o	The sales attributable to 4G Biometrics for the six month period ending September 30, 2012 multiplied by 6.6 equals the dollar amount of shares to be issued, determined as follows:

i.	Reduced by 50% of the expenses of the acquisition attributable to the Sellers;

ii.	Divided by Weighted Average Price (“VWAP”) per share determined over the preceding 60 trading days ending September 30, 2012.

Under the Agreement, 4G revenues for the 6 months ending September 30, 2012 must be maintained for the subsequent 12 months (through September 30, 2013).  If that level of revenue is not achieved during the 12 months ending September 30, 2013, then the sellers will return and cancel shares issued in the acquisition based on a valuation recalculated using the 18-month revenues of 4G averaged to a 12-month time period.

Gardner, Meador and Lewis will continue to manage the operations of 4G under written employment agreements.  In addition, on October 1, 2012, Gardner will be appointed to serve as a member of the Company’s board of directors if 4G has sales of at least $1,000,000 for the six months ending September 30, 2012.

Item 2.01.                     Completion of Acquisition or Disposition of Assets.

The signing and closing of the Agreement described above under item 1.01 may be deemed to constitute the completion of an acquisition by the Company under Item 2.01 of Form 8-K, and such information is incorporated by reference in this Item 2.01.

Item 3.02                      Unregistered Sales of Equity Securities.

In connection with the Agreement, the Company will issue 1,000,000 shares (the “Shares”) of its restricted common stock to the members of 4G, as partial consideration for all of the outstanding member interests of 4G.  The Company believes that the issuance of the Shares is exempt from registration and prospectus delivery requirements of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act, and in reliance on the exemption from registration provided by Rule 506 under the Act.  The Shares will be issued directly by the Company and will not involve a public offering or general solicitation.  Each recipient of the Shares has received or had effective access to files and records of the Company that contained the relevant information needed to make his investment decision, including the Company’s financial statements and periodic reports filed with the Commission.  The Company has reasonable belief that each recipient of the Shares, individually or together with his purchaser representative, has such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of his acquisition of the Shares.

Item 7.01.      Regulation FD Disclosure.

On March 13, 2012, the Company issued a press release announcing the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this section of this Report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01       Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. The financial statements of 4G will be filed by amendment to this Current Report on Form 8-K no later than 71 days from the date of this report.

(b)	Pro forma financial information. Pro forma financial information required pursuant to Rule 8-05 of Regulation S-X shall be furnished by amendment to this Current Report on Form 8-K within 71 days of the date of filing of this report.

(d)	Exhibits.

	2.1	Letter Agreement entered into by and among ActiveCare, Inc., Gardner, Meadors and Lewis

	99.1	Press Release issued by ActiveCare, Inc. on March 13, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ActiveCare, Inc.

By:	/s/ Michael G. Acton
Michael G. Acton Chief Financial Officer

Date: March 13, 2012